Exhibit 10.2
LONG-TERM INCENTIVE PLAN OF
CENTERPOINT ENERGY, INC.
STOCK AWARD AGREEMENT
(With Performance Goal)
           Pursuant to this Award Agreement, Centerpoint Energy, Inc. (the “Company”) hereby grants to «FIRST_NAME» «LAST_NAME» (the “Participant”), an employee of the Company, on [GRANT DATE] (the “Grant Date”), «RS» shares of Common Stock of the Company (the “Stock Award”), pursuant to the Long-Term Incentive Plan of CenterPoint Energy, Inc. (the “Plan”), conditioned upon the Company’s achievement of the Performance Goals established by the Committee over the course of the Vesting Period, with such number of shares being subject to adjustment as provided in Section 14 of the Plan, and further subject to the terms, conditions and restrictions described in the Plan and as follows:
          1. Relationship to the Plan; Definitions. This Stock Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant herein also include the heirs or other legal representatives of the Participant. For purposes of this Award Agreement:
          “Change in Control Closing Date” means the date a Change in Control is consummated.
          “Disability” means (i) disability within the meaning of Treasury Regulation § 1.409A-3(i)(4) (or any successor regulation) and (ii) the Participant is both eligible for and in receipt of benefits under the Company’s long-term disability plan.
          “Employment” means employment with the Company or any of its Subsidiaries.
          “Performance Goals” means the standards established by the Committee to determine in whole or in part whether the shares of Common Stock under the Stock Award shall be earned, which are attached hereto and made a part hereof for all purposes.
          “Retirement” means Separation from Service on or after attainment of age 55 and with at least five years of service with the Company.
          “Retirement Eligible” means the Participant (i) is age 55 or older and (ii) has at least five years of service with the Company on or after the Grant Date, but prior to the calendar year in which the Vesting Date occurs.
«FIRST_NAME» «LAST_NAME»

          “Section 409A” means Code Section 409A and the Treasury regulations and guidance issued thereunder.
          “Separation from Service” means separation from service with the Company and all its Subsidiaries within the meaning of Treasury Regulation § 1.409A-1(h) (or any successor regulation).
          “Specified Employee” has the meaning of that term under Code Section 409A(a)(2)(B)(i).
          “Vesting Date” means [                , 2011].
          “Vesting Period” means the period commencing on the Grant Date and ending on the Vesting Date.
          2. Establishment of Stock Award Account. The grant of shares of Common Stock of the Company pursuant to this Stock Award shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Participant of the unfunded and unsecured right to receive such shares of Common Stock, which right shall be subject to the terms, conditions and restrictions set forth in the Plan and to the further terms, conditions and restrictions set forth in this Award Agreement. Except as otherwise provided in Section 10 of this Award Agreement, the shares of Common Stock credited to the Participant’s bookkeeping account may not be sold, assigned, transferred, pledged or otherwise encumbered until the Participant has been registered as the holder of such shares of Common Stock on the records of the Company, as provided in Section 5 or 6 of this Award Agreement.
          3. Vesting of Stock Award. Unless earlier forfeited or vested in accordance with Section 4 below or receipt of a distribution pursuant to Section 5 below, the Participant’s right to receive shares of Common Stock (if any) under this Stock Award shall vest on the Vesting Date. No later than 60 days after the Vesting Date, the Committee shall determine the extent to which each Performance Goal has been achieved. Upon completing its determination of the level at which the Performance Goals have been achieved, the Committee shall notify the Participant of the number of shares of Common Stock (if any) under this Stock Award that will be issued to the Participant pursuant to Section 6. The Participant must be in continuous Employment during the Vesting Period in order for the Common Stock to vest; otherwise, all such shares shall be forfeited as of the date of the Participant’s Separation from Service, except as provided in Sections 4 and 5 below.
          4. Accelerated Vesting and Forfeiture. If, prior to the end of the Vesting Period and prior to the Participant’s receipt of any distribution pursuant to Section 5 below, the Participant’s has a Separation from Service due to (a) death, (b) Disability, or (c) Retirement, then, without regard to the Performance Goals, this Stock Award shall vest on the date of the Separation from Service in an amount of Common Shares determined by multiplying (i) the total number of shares of Common Stock granted under this Award Agreement by (ii) a fraction, the numerator of which is the number of days that have elapsed from the Grant Date to the date of the Participant’s Separation from Service, and the denominator of which is the total number of days in the Vesting Period. Such vested shares of Common Stock shall be delivered to the
«FIRST_NAME» «LAST_NAME»

Participant as soon as administratively practicable, but in no event later than 60 days, after the date of the Participant’s Separation from Service, provided, however, that if the Participant is a Specified Employee as of the date of his or her Separation from Service, such delivery shall not be made until the date that is the earlier of (x) the first business day following the end of the six-month period commencing on the date of the Participant’s Separation from Service or (y) the Participant’s date of death. All remaining unvested shares of Common Stock as of the date of the Participant’s Separation from Service shall be forfeited as of such date.
          5. Distribution Upon a Change in Control. Notwithstanding anything herein to the contrary, and without regard to the Performance Goals, if there is a Change in Control of the Company, upon the Change in Control Closing Date, the Participant’s right to receive the unvested shares of Common Stock under this Award Agreement shall be settled by a distribution to the Participant of:
     (a) all shares of Common Stock not previously vested or forfeited pursuant to Section 3 or Section 4 above, plus
     (b) shares of Common Stock (rounded up to the nearest whole share) having a Fair Market Value equal to the amount of dividends that would have been declared on the number of shares of Common Stock determined under clause (a) above during the period commencing on the Grant Date and ending on the date immediately preceding the Change in Control Closing Date;
with such shares of Common Stock registered in the name of the Participant and certificates representing such Common Stock to be delivered to the Participant on the Change in Control Payment Date (as defined below). In lieu of the foregoing distribution in shares, the Committee, in its sole discretion, may direct that such distribution be made, on the Change in Control Payment Date, to the Participant in a lump sum cash payment equal to:
     (x) the product of (i) the Fair Market Value per share of Common Stock on the date immediately preceding the Change in Control Closing Date and (ii) the number of shares of Common Stock not previously vested or forfeited pursuant to Section 3 or Section 4 above, plus
     (y) the amount of dividends that would have been declared on the number of shares of Common Stock determined under clause (a) above during the period commencing on the Grant Date and ending on the date immediately preceding the Change in Control Closing Date;
with such cash payment to be made on the Change in Control Payment Date. Such distribution, whether in the form of shares of Common Stock or, if directed by the Committee, in cash, shall satisfy the rights of the Participant and the obligations of the Company under this Award Agreement in full.
          For purposes of this Section 5, the “Change in Control Payment Date” means the following:
«FIRST_NAME» «LAST_NAME»

     (i) if the Change in Control of the Company (A) satisfies the definition of a change in control for purposes of Section 409A (“Section 409A Change in Control”) or (B) does not satisfy the definition of a Section 409A Change in Control, but the Participant is not Retirement Eligible as of the Change in Control Closing Date, then the Change in Control Payment Date shall be as soon as administratively practicable, but in no event later than 60 days, after the Change in Control Closing Date; and
     (ii) if the Change in Control of the Company does not satisfy the definition of a Section 409A Change in Control and the Participant is Retirement Eligible, then the Change in Control Payment Date shall be as soon as administratively practicable, but in no event later than 60 days, after the earliest of (A) the date of the Participant’s Separation from Service, (B) the Participant’s date of death, or (C) the Vesting Date; provided, however, that with respect to clause (A) above, if the Participant is a Specified Employee as of the date of his or her Separation from Service, then such payment shall not be made until the date that is the earlier of (x) the first business day following the end of the 6-month period commencing on the date of the Participant’s Separation from Service or (y) the Participant’s date of death.
          6. Payment of Award. If the Participant has vested in the right to receive shares of Common Stock under this Stock Award, a number of shares of Common Stock equal to the number of vested shares of Common Stock under this Stock Award shall be registered in the name of the Participant and certificates representing such Common Stock shall be delivered to the Participant as soon as practicable, but in no event later than March 15th of the year following the year in which the Vesting Date occurs, after the date the written notice required by Section 3 is delivered to the Participant by the Committee. The Company shall have the right to withhold applicable taxes from any such payment of the Common Stock (including, but not limited to, from any amounts payable as provided in the following paragraph with respect to dividends) or from other compensation payable to the Participant at the time of such vesting and delivery pursuant to Section 11 of the Plan.
          If the Common Stock became vested pursuant to Section 3 or Section 4 above, upon delivery of shares of Common Stock pursuant to the foregoing paragraph of this Section 6, the Participant shall also be entitled to receive a cash payment equal to the sum of all dividends, if any, declared on such shares of Common Stock after the Grant Date but prior to the date such shares of Common Stock are delivered to the Participant.
          7. Confidentiality. The Participant agrees that the terms of this Award Agreement are confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to financial institutions as part of a financial statement, financial, tax and legal advisors, or as required by law) by the Participant or his or her agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this Award Agreement and the Company may elect to revoke the grant made hereunder, seek damages, plus interest and reasonable attorneys’ fees, and take any other lawful actions to enforce this Award Agreement.
          8. Notices. For purposes of this Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the Corporate
«FIRST_NAME» «LAST_NAME»

Secretary of CenterPoint Energy, Inc., 1111 Louisiana, Houston, Texas 77002, or to such other address as the Company may furnish to the Participant.
          Notices to the Participant shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Participant, the place of Employment of the Participant, the address on record for the Participant at the human resources department of the Company, or such other address as the Participant hereafter designates by written notice to the Company.
          9. Shareholder Rights. The Participant shall have no rights of a shareholder with respect to the shares of Common Stock granted under this Stock Award, unless and until the Participant is registered as the holder of such shares of Common Stock.
          10. Successors and Assigns. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, the shares of Common Stock are transferable by the Participant to Immediate Family Members, Immediate Family Members trusts, and Immediate Family Member partnerships pursuant to Section 13 of the Plan.
          11. No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any Subsidiary or any successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.
          12. Compliance with Section 409A. It is the intent of the Company and the Participant that the provisions of the Plan and this Award Agreement comply with Section 409A and will be interpreted consistent therewith.
          13. Compliance with Recoupment Policy. Any amounts payable or paid under this Award Agreement are subject to the recoupment policy of the Company as in effect from time to time.
          14. Modification of Award Agreement. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.
«FIRST_NAME» «LAST_NAME»